Form Name:  General Security Agreement
Document Number:  Legal 336 Sort Order 18



                                      CHASE

                           GENERAL SECURITY AGREEMENT


         The undersigned executes and delivers this General Security Agreement (the "Security Agreement") to THE CHASE MANHATTAN BANK (Chase) and its affiliates, including subsidiaries, whether now existing or hereafter created (collectively, "Chase"), having an office located at 380 Madison Avenue, New York, NY 10017 , in consideration of one or more loans, letters of credit or other financial accommodation made, issued or extended by Chase to the undersigned or to any person in respect of whose Liabilities (as defined below) the undersigned now or hereafter guarantees or otherwise becomes liable for payment. Accordingly, Chase shall have the rights, remedies and benefits hereinafter set forth.

         Definitions. The term "Liabilities" shall include any and all indebtedness, obligations and liabilities of the undersigned to Chase and also to others to the extent of their participations granted to or interests therein created or acquired for them by Chase, now or hereafter existing, arising directly between the undersigned and Chase or acquired outright, conditionally, as a participation or as collateral security from another by Chase, absolute or contingent, joint and/or several, secured or unsecured, due or not due, contractual or tortuous, liquidated or unliquidated, arising by operation of law or otherwise, direct or indirect, including, but without limiting the generality of the foregoing, indebtedness, obligations or liabilities to Chase of the undersigned as a member of any partnership, syndicate, association or other group, and whether incurred by the undersigned as principal, surety, endorser, guarantor, accommodation party or otherwise.

         The term "Collateral" means all personal property and fixtures of the undersigned, whether now or hereafter existing or now owned or hereafter acquired and wherever located, of every kind and description, tangible or intangible, including but not limited to, the balance of every deposit account, now or hereafter existing, of the undersigned with Chase and any other claim of the undersigned against Chase, now or hereafter existing, and all money, goods (including equipment, farm products and inventory), instruments, securities, documents, chattel paper, accounts, contract rights, general intangibles, credits, claims, demands, precious metals and any other property, rights and interests of the undersigned, and shall include the proceeds, products and accessions of and to any thereof.

         The term "Obligor" means the undersigned or any maker, drawer, acceptor, endorser, guarantor, surety, accommodation party or other person liable upon or for any of the Liabilities or Collateral.

         Unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code shall have the meanings therein stated.

         Grant of Security Interest. As security for the payment of the Liabilities, the undersigned hereby grant(s) to Chase a security interest in, a general lien upon and/or right of set-off against the Collateral.

         Maintenance of Collateral. At any time and from time to time, the undersigned will: (a) deliver and pledge to Chase, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as Chase may request, any and all instruments, documents and/or chattel paper as Chase may specify in its demand; (b) give, execute, deliver, file and/or record any notice, statement, instrument, document, agreement or other papers that may be necessary or desirable, or that
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Chase may  request,  in order to create,  preserve,  perfect,  or  validate  any security interest granted pursuant hereto or to enable Chase to exercise and enforce its rights hereunder or with respect to such security interest; (c) keep and stamp or otherwise mark any and all documents and chattel paper and its individual books and records relating to inventory, accounts and contract rights in such manner as Chase may require; (d) permit representatives of chase at any time to inspect its inventory and to inspect and make abstracts from the undersigned books and records pertaining to inventory, accounts, contract rights, chattel paper, instruments and documents; and (e) obtain Chase's consent prior to any change of name, address, legal entity status, location of books and records or location of Collateral. The right is expressly granted to chase, at its discretion, to notify warehousemen or any other persons in possession of Collateral of Chase's security interest therein and to file one or more financing statements under the Uniform Commercial Code executed by chase alone naming the undersigned as debtor and Chase as secured party and indicating therein the types of describing the items of Collateral herein specified. A
photographic  or  other   reproduction  of  this  Security  Agreement  shall  be
sufficient as a financing statement. Without the prior written consent of Chase the undersigned will not file or authorize or permit to be filed in any jurisdiction any such financing or like statement in which Chase is not named as the sole secured party. With respect to the Collateral, or any part thereof, which at any time shall come into the possession or custody or under the control of Chase or any of its agents, associates, or correspondents, for any purpose, the right is expressly granted to Chase, at its discretion, to transfer to or register in the name of itself or its nominee any of the Collateral; to exchange
any  of  the   Collateral   for   other   property   upon  any   reorganization,
recapitalization or other readjustment and in connection therewith to deposit any of the Collateral with any committee or depositary upon such terms as it may determine; to notify any account debtor or obligor on an instrument to make payment to Chase; and to exercise or cause its nominee to exercise all or any powers with respect to the Collateral with same force and effect as an absolute owner thereof; all without notice (except such notice as may be required by applicable law and cannot be waived) and without liability except to account for property actually received by it. Without limiting the generality of the foregoing, payments, distributions and/or dividends, in securities, property or cash, including without limitation dividends representing stock or liquidating dividends or a distribution or return of capital upon or in respect of the Collateral or any part thereof or resulting from any split-up, revision or reclassification of the Collateral or any part thereof or received in exchange for the Collateral or any part thereof as a result of a merger, consolidation or otherwise, shall be paid directly to and retained by Chase and held by it until applied as herein provided, as additional collateral security pledged under and subject to the terms hereof. Chase shall be deemed to have possession of any of the Collateral in transit to or set apart for it or any of its agents, associates, or correspondents.

         Insurance. The undersigned shall keep insured all Collateral which is tangible property for full value, with such coverage as Chase may approve, at the undersigned's expense, and, upon Chase's request, the policies shall be duly endorsed in Chase's favor and delivered to Chase. If the undersigned shall default in this regard, Chase shall have the right to insure and charge the cost to the undersigned. Chase assumes no risk or responsibility in connection with the payment or nonpayment of losses, Chase's only responsibility being to credit the undersigned with any insurance payment received on account of losses. In the event of any default under this Security Agreement, Chase shall have power of attorney to cancel, assign, or surrender any insurance policy or policies and to collect the return premiums due thereon and to apply the proceeds thereof to the Liabilities secured hereby. The undersigned will immediately notify Chase in writing of any damage to or loss of any of the Collateral which is tangible property.

         Collection and Disposition. Chase at its discretion may, whether any of the Liabilities be due, in its name or in the name of the undersigned or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation to do so, or Chase may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, the undersigned. Chase shall not be required to take any steps necessary to preserve any rights against prior parties to any of the Collateral. Chase may use or
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operate any of the  Collateral  for the purpose of preserving  the Collateral or its value in the manner and to the extent Chase deems appropriate, but Chase shall be under no obligation to do so.

         Upon default hereunder or in connection with any of the Liabilities (whether such default be that of the undersigned or of any other party obligated thereon), the undersigned shall, at the request of Chase, assemble the Collateral at such place or places as Chase designates in its request, and, to the extent permitted by applicable law, Chase shall have the right, with or without legal process and with or without prior notice or demand, to take possession of the Collateral or any part thereof and to enter any premises for the purpose of taking possession thereof. Chase shall have the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not such Code is in effect in the jurisdiction where the rights and remedies are asserted).

         In addition, with respect to the Collateral, or any part thereof, which shall then be or shall thereafter come into the possession or custody of Chase or any of its agents, associates or correspondents, Chase may sell or cause to be sold at any location selected by it and reasonable under the circumstances, in one or more sales or parcels, at such price as Chase may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk all or any of the Collateral, at any broker's board or at public or private sale, in any reasonable manner permissible under the Uniform Commercial Code (except that, to the extent permitted thereunder, the undersigned hereby waives the requirements of said Code), and Chase or anyone else may be the purchaser of any or all of the Collateral so sold and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity or redemption, of the undersigned, any such demand, notice or right and equity being hereby expressly waived and released. The undersigned will pay to Chase all expenses (including reasonable attorneys' fees and legal expenses incurred by Chase) of, or incidental to, the enforcement of any of the provisions hereof or of any of the Liabilities, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement of any of the Collateral or receipt of the proceeds thereof, by litigation or otherwise, including expense of insurance; and all such expenses shall be Liabilities secured by this Security Agreement. Chase, at any time, at its option, may apply the net cash receipts from the Collateral to the payment of principal of and/or interest on any of the Liabilities, whether or not then due, making proper rebate of interest or discount. Notwithstanding that Chase, whether in its own behalf and/or on behalf of another or others, may continue to hold Collateral and regardless of the value thereof, the undersigned shall be and remain liable for the payment in full, principal and interest, of any balance of the Liabilities and expenses at any time unpaid. Chase may exercise its rights with respect to Collateral without resorting to or regard to other collateral or sources of reimbursement for the Liabilities.

         Representations and Warranties. If the undersigned is other than an individual, the undersigned represents and warrants that: (a) it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing; (b) it has the power to execute and deliver this Security Agreement and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance ; (c) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its organizational documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or materially affecting it or any of its assets; (d) to the best of undersigned's knowledge, all governmental and other consents that are required to have been obtained by it with respect to this Security Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; (e) its obligations under this Security Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally; (f) all financial statements and related information furnished and to be furnished to Chase from time to time by the undersigned are true and compete and fairly present the financial or other information stated therein as at such dates or for the periods covered thereby; (g) there are no actions, suits, proceedings, or investigations pending or, to the knowledge of the undersigned, threatened against or affecting the undersigned before any court, governmental agency or arbitrator, which involve forfeiture of any assets of the undersigned or which may materially adversely affect the financial condition, operations, properties or business of the undersigned or the ability of the undersigned to perform its obligation under this Security Agreement; and (h) there has been no material adverse change in the financial condition of he undersigned since the last such financial statements or information. If the undersigned is an individual, the undersigned represents and warrants the correctness of clauses (c), (d), (e), (f), (g) and
(h) above to the extent applicable to an individual.

         Additional Collateral. If at any time the Collateral shall be unsatisfactory to Chase, upon the demand of Chase the undersigned will furnish such further security or make such payment on account of the Liabilities as will be satisfactory to Chase.

         Default. IF any of the following events of default shall occur (each an "Event of Default"):

         (a) any Obligor shall default in the performance of any of its agreements herein or in any instrument or document delivered pursuant to this Security Agreement or the Liabilities (including a failure to comply with the preceding paragraph);

         (b) if any Obligor is an individual, Obligor shall die or be declared incompetent;

         (c) any Obligor
                  (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due;
                  (ii)     shall  make  an   assignment   for  the   benefit  of
                           creditors;
                  (iii) shall file a petition in bankruptcy or for any relief under any law of any jurisdiction relating to reorganization, arrangement, readjustment of debt, dissolution or liquidation;
                  (iv) shall have any such petition filed against it and the same shall remain undismissed for a period of 30 days or shall consent or acquiesce thereto; or
                  (v) shall have had a receiver, custodian or trustee appointed for all or a substantial part of its property;

         (d) any action, suit, proceeding or investigation against or affecting any Obligor before any court or governmental agency which involves forfeiture of any assets of any Obligor shall have been commenced; or

         (e) one or more judgments, decrees or orders for the payment of money in excess of $50,000 in the aggregate shall be rendered against any Obligor and shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

THEN, unless and to the extent that Chase shall otherwise elect, all of the Liabilities shall become and be due and payable forthwith. THE RIGHTS OF CHASE SET FORTH IMMEDAITELY ABOVE ARE WITHOUT LIMITATION OF, AND IN ADDITION TO, ANY
OTHER RIGHT OF CHASE UNDER ANY OTHER DOCUMENT EVIDENCING OR EXECUTED IN CONNECTION WITH THE LIABILITIES (INCLUDING BUT NOT LIMITED TO ANY RIGHT OF ACCELERATION OF PAYMENT PURSUANT TO THE PROVISIONS THEREOF OR ANY RIGHT OF CHASE TO MAKE DEMAND FOR PAYMENT THEREUNDER WITHOUT REFERENCE TO ANY PARTICULAR CONDITION OR EVENT).

         Setoff. In the event that any amount becomes due and payable hereunder and Chase shall have demanded payment thereof from the undersigned, in addition to all other rights and remedies, Chase (including subsidiaries and each and every affiliate) is hereby irrevocably authorized, without prior notice to the undersigned, to set off any balances held for the account of or any other liability owing by chase or any such affiliate to the undersigned at any of Chase's (or such subsidiary's or affiliate's) offices, in Dollars or any other currency, against any of the obligations of the undersigned to Chase, as Chase may elect.

         Notices. All notices, requests, demands or other communications to or upon the undersigned or Chase shall be in writing and shall be deemed to be delivered upon receipt if delivered by and or overnight courier or five days after mailing to the address (a) of the undersigned set forth below the undersigned's execution of this Security Agreement, (b) of Chase as first set forth above, or (c) of the undersigned or chase at such other address as the undersigned or Chase shall specify to the other in writing.

         Entire Agreement, Amendment and Waiver. This Security Agreement constitutes the entire agreement between the undersigned and Chase in respect of the subject matter hereof and may be amended only by a writing signed on behalf of each party and shall be effective only to the extent set forth in that writing. No delay by Chase in exercising any power or right hereunder shall operate as a waiver thereof or of any other power or right; nor shall any single or partial exercise of any power or right preclude other or future exercise thereof, or the exercise of any other power or right hereunder.

         General Waivers. The undersigned hereby waive(s) presentment, notice of dishonor and protest of all instruments included in or evidencing the
Liabilities or the Collateral and any and all other notices and demands whatsoever, whether or not relating to such instruments (the "Secured Documents"). The undersigned waives all demands, notices and protests of every kind which are not expressly required under this Security Agreement which are permitted by law to be waived, and which would, if not waived, impair Chase's enforcement of this Security Agreement or release any Collateral from Chase's security interest hereunder. By way of example, but not in limitation of Chase's rights under this Security Agreement, Chase does not have to give any undersigned notice of any of the following:

         (a) notice of acceptance of this Security Agreement;
         (b) notice of loans made, credit extended, Collateral received or delivered;
         (c) any Event of Default;
         (d) any action which Chase does or does not take regarding any Obligor or any other person or any other collateral securing the Liabilities;
         (e) except as otherwise provided herein, enforcement of this Security Agreement against the Collateral; or
         (f) any other action taken in reliance on this Security Agreement.

         The undersigned waives all rules of suretyship law and any other law whatsoever which is legally permitted to be waived and which would, if not waived, impair Chase's enforcement of its security interests. By way of example, but not in limitation of Chase's rights under this Security Agreement, Chase may do any of the following without notice to the undersigned except to the extent that notice to the undersigned is required under another Secured Document or in each case in which the agreement of such undersigned is required because such undersigned is a principal party to a Liability and, as a matter of contract, the agreement of such undersigned is required:

         (a) change, renew or extend the time for repayment of all or any part of the Liabilities;
         (b) change the rate of interest or any other provisions with respect to all or any part of the Liabilities;
         (c) release, surrender, sell or otherwise dispose of any money or property which is in Chase's possession as collateral security for the Liabilities;
         (d) fail to perfect any security interest in any Collateral;
         (e) release or discharge any party liable to Chase in whole or in part for the Liabilities, or accept any additional parties or guarantors;
         (f) delay or refrain from exercising any of Chase's rights;
         (g) settle or compromise any and all claims pertaining to the Liabilities and the Collateral; and
         (h) apply any money or property of undersigned or that of any other party liable to Chase for any part of the Liabilities in any order you choose.

         THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE(S) (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS NOTE OR ANY FACILITY DOCUMENT, AND AGREES THAT ANY SUCH DISPUTE SHALL, AT CHASE'S OPTION, BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

         IN ADDITION, THE UNDERSIGNED WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY STATUTE OF LIMITATIONS OR ANY CLAIM OF DELAY BY CHASE AND ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION.

         Rights Cumulative. The rights, powers and remedies granted to Chase herein shall be cumulative and in addition to any rights, powers and remedies to which Chase may be entitled either by operation of law or pursuant to any other document or instrument delivered or from time to time to be delivered to Chase in connection with any of the Liabilities.

         Governing Law; Jurisdiction. This Security Agreement shall be governed by and construed in accordance with the laws of the State of New York, Connecticut, or New Jersey, depending on the location of the Chase office set forth in this Security Agreement. The undersigned consent(s) to the nonexclusive jurisdiction and venue of the state or federal courts located in such state. In the event of a dispute hereunder, suit may be brought against the undersigned in such courts or in any jurisdiction where the undersigned or any of its assets may be located. Service of process by Chase in connection with any dispute shall be binding on the undersigned if sent to the undersigned by registered mail at the address(es) specified below or to such further address(es) as the undersigned may specify to Chase in writing.

         Commercial Transaction. IF THE UNDERSIGNED IS A CONNECTICUT DOMICILED ENTITY OR RESIDENT, EACH OF THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT THIS SECURITY AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY CONSTITUTE COMMERCIAL GENERAL STATUTES. EACH OF THE UNDERSIGNED EXPRESSLY WAIVES ANY AND ALL RIGHTS, CONSTITUTIONAL OR OTHERWISE, WITH RESPECT TO NOTICE AND HEARING AND ANY RIGHTS UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES IN CONNECTION WITH ANY PREJUDGMENT REMEDY AVAILABLE TO CHASE.

         Assignment. Chase may assign, transfer and/or deliver to any transferee of any of the Liabilities any or all of the Collateral, and thereafter shall be fully discharged from all responsibility with respect to the Collateral so assigned, transferred and/or delivered. Such transferee shall be vested with all the powers and rights of Chase hereunder with respect to such Collateral, but Chase shall retain all rights and powers hereby given with respect to any of the Collateral not so assigned, transferred or delivered.

         Waiver of Presentment, etc. The undersigned hereby waive(s) presentment, notice of dishonor and protest of all instruments included in or evidencing the Liabilities or the Collateral and any and all other notices and demands whatsoever, whether or not relating to such instruments.

         Miscellaneous. The undersigned, if more than one, shall be jointly and severally liable hereunder and all provisions hereof regarding the Liabilities or Collateral of the undersigned shall apply to any Liability or any Collateral of any or all of them. The Chase Manhattan Bank (Chase) shall act for itself and its affiliates as collateral agent hereunder. This Security Agreement shall be binding upon the heirs, executors, administrators, assigns or successors of the undersigned; shall constitute a continuing agreement, applying to all existing as well as future transactions between Chase and the undersigned that shall be at any time closed; and shall so continue in force notwithstanding any change in any partnership party hereto, whether such change occurs through death, retirement or otherwise.

         IN WITNESS WHEREOF, the undersigned has executed this instrument or has cause this instrument to be duly executed by his proper officer(s) this 4th day of June, 1997.


Address for Notices:

     11460 Cronridge Drive                     Rent A Wreck Leasing
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     Suite 120                                 By: /s/  Kenneth L. Blum, Jr.
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     Owings Mills, Maryland  21117             Print Name: Kenneth L. Blum, Jr.
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Telecopier No. (    )                          Title:     President
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